                                                                       10.33.1
           THE BANK OF N.T. BUTTERFIELD & SON LIMITED - LONDON BRANCH
                         OFFER OF TERM LOAN FACILITIES
                                  The Schedule

================================================================================
  Date:  27 February 1995
--------------------------------------------------------------------------------
  Borrower:        Horizon Exploration Limited
                   6 Pembroke Road
                   Sevenoaks
                   Kent
                   TN13 1XR
--------------------------------------------------------------------------------
  Currency and Loan Amount:         Up to a maximum sum of USD 2,000,000 (Two
                                    Million United States Dollars).
--------------------------------------------------------------------------------
  Purpose:         To finance the purchase of Marine Seismic Digital Streamer
                   Sections and Modules which are currently the subject of the
                   A.T. & T Lease.
--------------------------------------------------------------------------------
Interest Rate the aggregate of:  2.00% p.a. (per centum per annum) above
LIBOR and Reserve Assets Costs.
--------------------------------------------------------------------------------
  Interest Periods:  Three month LIBOR.
--------------------------------------------------------------------------------
Loan Maturity Date: Subject to the terms of this Offer and no Event of Default or Potential Event of Default having occurred, the final instalment of the Debt shall be repayable on the date occurring, thirty months following the Drawdown Date.
--------------------------------------------------------------------------------
Security:

  a) A Chattel Mortgage in a form acceptable to the Bank over the assets financed under the A.T. & T. Lease.

  The security to be given by the Borrower to the Bank under the General Banking and Contract Finance Facility will also constitute security for the Borrower's liabilities hereunder and for the avoidance of doubt includes inter-alia the following;

  a) A Debenture incorporating First Fixed and Floating charges over all the Borrower's assets, undertakings and property; and

  b)       A Letter of Hypothecation and Pledge; and

  c)       A Set Off and Charge

  d) The Guarantee of Seismic Exploration Limited supported by a Third Party Charge over the Panamanian registered "M/V Caribbean Horizon".

  e)       The Guarantee of Exploration Holdings Limited.

  f) The Assignments of the Life Policies on the lives of Mr G Harrison, Mr N Campbell and Mr G Purdie with each life being insured for not less than L.250,000.

  g)       Assignments of the proceeds payable under the Contracts.

  h)       The Letter of Comfort from the Majority Shareholder.

--------------------------------------------------------------------------------
  Arrangement Fee:  1% of the Facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Repayment Arrangments:

  i) The Loan Amount is to be repaid in quarterly instalments with the first repayment falling due on the 30 June 1995 and thereafter each instalment of principal is to be paid by the Borrower to the Bank on the Bank's Quarter End Dates with the final repayment being thirty months from the Drawdown Date.

  ii) Interest Payments are to be made by the Borrower on the Bank's Quarter End Dates with the first such interest payment date being the 30 June 1995 and thereafter on each Quarter End Date with the final interest payment date being thirty months from the Drawdown Date.
--------------------------------------------------------------------------------
  * Special Conditions apply and are listed on the Continuation Sheet.
--------------------------------------------------------------------------------

================================================================================

================================================================================
                            THE SCHEDULE (Continued)
  Special Conditions:

  A) PRIOR TO DRAWDOWN UNDER THE FACILITY THE BANK IS TO RECEIVE THE FOLLOWING IN A FORM AND SUBSTANCE WHICH IS ACCEPTABLE TO THE BANK AND ITS LEGAL ADVISORS.

  i) Your written acceptance of the Facility in accordance with the terms of this offer; and

  ii) Written confirmation from the relevant insurers that the Borrower has in place adequate insurance cover for the business and its assets with the Bank named as first loss payee; and

  iii)     A duly completed and signed Drawdown Notice in the form attached;
           and

  iv) A copy, certified as true and accurate by a Director or the Borrower's Secretary of a resolution of the Borrower's Board of Directors agreeing to accept the Facility on the terms of this offer and authorizing an officer or officers of the Borrower to sign the enclosed copy of this letter, any security documentation or ancillary documentation related hereto and also execute any other notices, advices and instructions whatsoever which from time to time may be issued or provided under the Facility; and

  v) Written confirmation signed by the Borrower and addressed to the Bank confirming that;

           a) The Borrowers Memorandum and Articles of Association, a certified copy of which is held on the Bank's files, have not been amended or altered in any manner whatsoever.

           b) That the Bank may continue to rely on the Resolutions passed by the Borrower on the 8 August 1994 and the signature mandate executed by the Borrower.

           c) The Borrower will continue to be bound by the General Conditions signed by the Borrower on the 8 August 1994.

  vi) A copy of this letter signed by Seismic Exploration Limited and Exploration Holdings Limited as guarantors; and

  vii) A deed (Deed of Subordination) in a form acceptable to the Bank signed by the Majority Shareholder, postponing repayment of the principal of the Majority Shareholders Loan until 30 September 1996 at the earliest; and

  viii) A Copy, certified as true and accurate by a Director or the Company Secretary of a resolution passed by the Company amending the Articles of Association making the payment of dividends to the shareholders subject to the terms of the Deed of Subordination.

================================================================================

================================================================================

  B) THE FOLLOWING SPECIAL CONDITIONS WILL CONTINUE TO APPLY THROUGHOUT THE TERM OF THIS FACILITY:

  i) The Security provided under the Facility will also constitute cross collateralisation for the General Banking and Contract Finance Facility; and

  ii) No utilisation of the Facility may be requested by the Borrower if an Event of Default or Potential Event of Default shall have occurred which has not been expressly waived by the Bank in writing or which has not been remedied to the Bank's satisfaction or would result from such utilisation.

  iii) Nothing contained in this offer letter shall restrict the operation of any general lien, right of set off or any other rights or remedies whatsoever which the Bank may have whether by law or otherwise; and

  iv) No payment of dividends or repayments of principal under the Shareholders Loan by the Borrower is permitted without the Bank's prior written consent.

  v) The Borrower is to comply with the following financial covenants which will be tested against the Borrower's accounts for financial year ending 31 December 1995.

           a)      Gearing                   :       Not greater than 0.80:1.
           b)      Leverage                  :       Not greater than 2:1.
           c)      Interest Cover            :       Not less than 3.75 X.
           d)      Net Worth                 :       Not less then L.3,600,000.

           Financial Covenants for subsequent years will be notified to the Borrower by way of an amendment to this letter. Note the following definitions apply in respect of the financial covenants.

  "Gearing" means all the Borrowers interest bearing debt net of cash balances held to Net Worth.

  "Leverage" means all balance sheet liabilities to Net Worth.

  "Interest Cover" means operating profits before net interest payable.

  "Net Worth" means paid-up share capital, the retained earnings plus the Majority Shareholders Loan less intangible assets and non-quoted investments.


================================================================================

TO:              The Borrower named in the Schedule

FROM: THE BANK OF N.T. BUTTERFIELD & SON LIMITED - LONDON BRANCH 24 Chiswell Street London EC1Y 4TY

We, The Bank of N.T. Butterfield & Son Limited through our London Branch ("the Bank"), hereby Offer to make available to you ("the Borrower") a banking accommodation in the form of a term loan facility, as mentioned in the Schedule attached hereto (the Schedule) in the Currency and up to the aggregate Loan Amount specified in the Schedule, on the following terms and conditions.

It is a term of this Offer that, if you, the Borrower, are more than one person or corporate body, the liability of each such person or corporate body in connection with the Facility will be a joint and several liability.

1.       DEFINITIONS

In this Offer and the Schedule hereto, unless the context otherwise requires, the following words and expressions have the following meanings:

1.1      "The Advance"            means an advance of the Facility made by the
                                  Bank to the Borrower hereunder to repay AT &
                                  T Capital Limited

1.2      "Banking Day"            means a day (excluding Saturdays) on which
                                  banks are open for normal business in the City of London

1.3      "Conditions"             means the Bank's General Conditions which
                                  govern all transactions between the Bank and the Borrower

1.4      "Currency"               means the currency specified in the Schedule
                                  in which the Loan Amount is to be made
                                  available and in which all payments are to be made by you pursuant to the terms of this Offer

1.5      "Debts"                  means the total amount in the Currency from
                                  time to time outstanding and owed by you to us pursuant to the terms and conditions of this Offer including without limitation all Principal and accrued interest owing under the Facility, costs and expenses payable in respect thereof

1.6      "Drawdown Date"          means the date upon which the Advance is made
                                  by the Bank to the Borrower

1.7      "Drawdown Notice"        means a notice in the form of Appendix I
                                  attached hereto

1.8      "Facility"               means the Loan Amount in the Currency
                                  specified in the Schedule

1.9      "Interest Payment Dates" means the Banking Day upon which you are required to pay to us interest in respect of the Facility in accordance with the Schedule.

1.10     "Interest Period"        means each period of time specified for the
                                  calculation of interest in accordance with the terms of this Offer of which the first such Interest Period will commence on the Drawdown Date and will end on the 30 June
                                  1995 and the last such Interest Period will end on the Loan Maturity Date

1.11     "Interest Rate"          means the rate of interest specified in the
                                  Schedule

1.12     "LIBOR"                  means the rate of interest conclusively
                                  determined by us at which the Bank is able in accordance with the Bank's normal practice to acquire the Currency in the London Inter-Bank market from prime banks for an amount comparable with the relevant instalment of the Facility or the Debt (as the circumstances require) for the Interest
                                  Period in question in the case of Pounds
                                  Sterling at or at about 11.00 a.m. London time on the first day of that Interest Period for value that day and in the case of United
                                  States Dollars at or about 11.00am London time on the second Banking Day prior to the first day of that Interest Period for value on the first day of that Interest Period

1.13     "Loan Maturity Date"     means the date specified in the Schedule on
                                  which the Facility will cease to be available and on which you are required to repay the Debt to us

1.14     "AT & T Lease"           means the Lease facility made available by AT
                                  & T Capital Limited of 66 Buckingham Gate,
                                  London, SW1E 6AU to the Borrower

1.15     "Security"               means the Security over assets and/or
                                  commitments of the Borrower and/or any other person mentioned in the Schedule under the heading "Security to be Taken" together with any additional security required by the Bank from time to time

1.16     "Security Documents"     mean those documents referred to in the
                                  Schedule under the heading "Security to be Taken" which are to effect or comprise the Security together with any further Security documents executed from time to time

1.17     "The General Banking and
         Contract Finance
         Facility"                means the facility made available by the Bank
                                  Contract Finance Facility" to the Borrower as per the letter dated 23 August 1994

1.18     "Reserve Asset Costs"    means the cost if any to the Bank of
                                  complying with the Reserve Asset, Special
                                  Deposit and other monetary control or similar requirements of the Bank of England and/or any other competent authority from time to time expressed as a percentage per annum and (if not an integral multiple thereof), rounded up to the nearest 1/16 of 1 per cent.

1.19     "Majority Shareholder"   means Energy Research International Limited,
                                  c/o Caledonian Bank and Trust Limited, PO Box
                                  1045, Georgetown Grand Cayman, Cayman Islands

1.20     "Majority Shareholder's" means the loan granted to the Borrower by
                                  Energy Research International Limited

1.21     "Quarter End Dates"      means the last Banking Day of March, June,
                                  September and December

1.22     "Events of Default"      means the events specified in clause 13

1.23     "Deed of Subordination"  means a Deed of Subordination in a form acceptable to the Bank, to be entered into between the Borrower, the Majority Shareholder and the Bank

2.       PURPOSE OF THE FACILITY AND DRAWDOWN

2.1 The Facility is to be provided for the purpose specified in the Schedule to be drawn in one amount and thereafter the Borrower will be obliged to supply such evidence as the Bank may from time to time require to demonstrate the application of the Facility for this purpose.

2.2 The availability of the Facility will depend upon the Borrower's ability to satisfy the conditions precedent mentioned in clause 7.

3.       INTEREST PERIODS

3.1 If any Interest Period ends on a day which is not a Banking Day, it will be extended to end on the next succeeding Banking Day unless the next succeeding Banking Day falls in the next quarterly Interest Period in which event the Interest Period will be shortened so as to end on the immediately preceding Banking Day.

3.2 If any Interest Period commences on the last Banking Day in a calendar month or if there is no corresponding date in the calendar month in which an Interest period is due to end, then such Interest Period shall end on the last Banking Day in the relevant later month

4.       FEES, INTEREST AND COSTS

4.1 The Borrower is required to pay the Bank the Arrangement Fee mentioned in the Schedule upon the Borrowers acceptance of this Offer.

4.2 Interest on the Debt will be payable by the Borrower in arrears on the Interest Payment Dates.

4.3 Interest will accrue from day to day and will be calculated on the amount of the Debt outstanding on the basis of actual days elapsed. The calculation will be based upon a year of 360 days.

4.4 Where the Bank considers that the amount involved is a material sum, the Borrower will also be required to pay to the Bank additional interest on the Debt for each Interest Period so as to compensate the Bank for any cost incurred or loss suffered by the Bank by reason of any additions or changes to any applicable law, regulation, requirement, directive or request (whether or not having the force of law) from the Bank of England or any other relevant fiscal, monetary or other competent authority or in the interpretation of any such matters by any governmental or regulatory authority or any Court of competent jurisdiction.

4.5 If on the first day of an Interest Period the Bank determines that United States Dollar deposits of the relevant amount or period are not available to the Bank or the Bank is unable to determine the Interest Rate thereof, the rate of interest applicable to the Facility during that Interest Period shall be 2.00% per cent above the rate per annum determined by the Bank to be the cost of funds to the Bank for similar amount and period from such source as the Bank may consider appropriate.

4.6 Any certificate of termination by the Bank as to any rate of interest payable in respect of the Facility shall (save for manifest error, be conclusive).

4.7 The Borrower is required to pay to the Bank on demand the amount of all legal (including all registration and other fees) and other costs and expenses and Value Added Tax thereon incurred by the Bank in Connection with the negotiation, preparation and completion of this Offer and the Security Documents whether or not the Facility becomes available together with all costs and expenses incurred in connection with the enforcement of or preservation of any rights under this Offer and/or of the Security Documents.

5.       REPAYMENT

5.1      The Borrower will repay the Debt in accordance with the Schedule.

5.2      No part of the Facility repaid may be redrawn.

6.       PREPAYMENT

6.1 No prepayment may be made within the first six months following the Drawdown Date. Thereafter, providing that the Borrower shall have given the Bank not less than five Banking Days prior notice (which will be irrevocable and binding), prepayments of the Facility may be made on Interest Payment Dates in amounts of not less than USD 200,000 (Two Hundred Thousand United States Dollars). Such prepayment shall include all interest due and payable on the amount prepaid.

6.2 No amount of the Facility prepaid may be redrawn and the Borrower may not make any prepayment other than in accordance with the terms of this Offer.

7.       CONDITIONS PRECEDENT AND SECURITY

7.1 As a condition precedent to the Facility becoming available and as security for the repayment of all monies owed by the Borrower to the Bank (including all monies outstanding under the General Banking and Contract Finance Facility as well as all other liabilities or obligations owed by the

         Borrower to the Bank, from time to time) and the performance by the Borrower of all its obligations, the Borrower is required to deliver to the Bank documents and items as specified in the Schedule.

8.       PAYMENT

8.1 All payments received by the Bank from the Borrower will be applied first, towards the reimbursement of the Bank's costs, charges and expenses on a full indemnity basis secondly, in payment of interest due up to the date of payment thirdly, in payment of the Debt and fourthly in payment of any surplus to the Borrower's account with the Bank.

8.2 All sums payable by the Borrower in connection with the Facility must be paid to the Bank no later than midday on the due date in the Currency in London and in cleared funds. Any such payment must be free and clear of any present or future taxes, charges or withholdings and without any set-off or counterclaim or any restriction, condition or deduction.

8.3 If the Borrower is legally obliged to make any deduction or withholding the Borrower must promptly pay to the Bank an additional amount so as to ensure that the amount actually received by the Bank is the full amount which would have been received if there had been no deduction or withholding. Such an additional amount will be treated as agreed compensation rather than as interest.

8.4 If the Borrower fails to make a payment in the proper manner when due, the Borrower must indemnify the Bank against all losses and expenses which the Bank incurs and, in the case of late payment, pay to the Bank by way of agreed compensation interest on the sum due at the rate of 4% per annum above LIBOR for such Interest Period or successive Interest Periods as the Bank select (which for the purpose of this clause means any period of time selected by the Bank for the calculation of that interest including overnight deposit rate) and with the interest being compounded at the end of each such period until payment is made.

8.5 The Bank's Certificate as to the amount of any sum due from the Borrower to the Bank will (in the absence of manifest error) be binding upon you.

9.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

         In accepting this Offer the Borrower represents, warrants and undertakes that now and so long as any amount remains outstanding or any interest, fees, costs, expenses or any other liabilities actual or contingent remain due or may become due to the Bank hereunder, that:

9.1 The Borrower is duly incorporated and validly existing under the laws of England and has all the necessary powers to enter into and comply with the terms and conditions of this Offer and the Security Documents and furthermore the Borrower has complied with all material, statutory and other requirements (legal or otherwise) relative to its business; and

9.2 The Borrower's total borrowings and liabilities actual or contingent, including any sums outstanding hereunder, are within its powers under its Memorandum and Articles of Association; and

9.3 All official consents and or approvals required to accept the Offer have been obtained and are in full force and effect and the Borrower is not by the acceptance of the Offer, contravening any existing applicable law or regulation or any contractual or other restriction or limitation binding on the Borrower; and

9.4 There are no actions, suits or proceedings pending against the Borrower nor to the Borrower's knowledge after due enquiry, threatened against the Borrower or any of its assets or revenues which could or might have a material adverse effect on the financial condition or otherwise of the Borrower; and

9.5 The Borrower will promptly advise and inform the Bank on becoming aware of any Event of Default or Potential Event of Default as defined in Clause 13; and

9.6 Since the date of the last audited accounts for the Borrower (copies of which have been delivered to the Bank) to the best of the Borrower's knowledge there have been no material or adverse changes in the business, assets or financial condition; and

9.7 The Borrower's obligations hereunder will at all times, during the term of the Facility, rank pari-passu with the existing indebtedness under the General Banking and Contract Finance Facility but rank in priority to any other existing and/or future indebtedness or commitments other than those commitments which by law will automatically rank in priority; and

9.8 All the information supplied to the Bank in connection with the negotiation and preparation of the terms of the Facility is to the best of the Borrower's knowledge true and correct and not misleading and furthermore the Borrower has disclosed everything which the Bank could reasonably expect the Borrower to consider to be material in connection herewith.

The Representations, Warranties and Undertakings will be deemed to be repeated by the Borrower on each Interest Payment Date as if made with references to the facts and circumstances existing at such respective date.

10.      COVENANTS

         So long as amounts remain outstanding under the Facility the Borrower shall:

10.1 Not create or permit to arise any mortgage, debenture, charge, pledge lien or any other encumbrance or security whatsoever over any part of the Borrower's present or future undertaking, assets or revenues without the Bank's prior written consent, which shall not be unreasonably withheld; and

10.2 Notify the Bank in writing of any material change in the nature of the Borrower's business as carried on at the date hereof which may involve acquisition, disposal or otherwise, of the whole or any substantial part of the Borrower's undertaking, property or assets except for stock in trade and in particular but without limitation, you will not without the consent of the Bank grant or agree to grant any lease or other interest in the Security Property or any part of it; and

10.3 Ensure that insurances on and in relation to the Borrower's business and assets are maintained with reputable underwriters or Insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and the Bank's interests noted thereon; and

10.4 Not, without prior written consent from the Bank, make any loan or give any credit to any person other than normal trade credit;

10.5 Except under this Facility or the General Banking and Contract Finance Facility borrow or raise any money or incur credit or give any guarantees indemnities or other assurances against financial loss other than, subject to in each case, the prior written approval of the Bank which shall not be unreasonably withheld, lease agreements entered into from time to time by the Borrower for the purchase of capital equipment;

10.6 Sell, transfer, lend or otherwise dispose of all or any part of your present or future undertaking, assets right or revenues (whether transactions are related or not);

10.7 Enter into negotiations with the Bank in the event that the Bank's legal advisors recommend that the existing security be amended and/or that the Bank should seek additional security, to secure the Borrower's liabilities hereunder and provide such additional security as may be required; and

10.8 Agree to provide the Bank with such additional financial information as it may reasonably request in connection with the Facility.

11.      FINANCIAL REPORTING REQUIREMENTS

         The Borrower is required to deliver to the Bank the following financial information;

11.1     Within seven days of the end of each monthly trading period;

         i) Management prepared profit and loss account together with aged debtors and creditors analysis; and

11.2 Within twenty one days of the end of each three month accounting period;

         i) A comparison of Management prepared Balance Sheet and Profit and Loss Account against financial projections and forecasts for the same period; and

         ii)     Projected cash flow forecasts for the next six months trading;
                 and

11.3     Within Ninety days of each financial year end;

         i) Two copies of the Borrower's Annual Audited Report and Accounts together with a certificate of compliance signed by the Borrower's Secretary or the Borrower's auditors; and

         ii) Cash flow forecasts and budgets for the next twelve months trading

12.      THE BANK'S RIGHT OF SET-OFF AND CONSOLIDATION

         It is hereby agreed and declared that in addition to any right of set-off or other similar right to which the Bank may be entitled by law, the Bank may at any time and without notice to the Borrower combine and consolidate all or any accounts between the Borrower and the Bank and/or set-off any moneys whatsoever and whether on current account or deposit account which the Bank may at any time hold for the account of the Borrower against any liabilities whatsoever whether such liabilities are actual or contingent and whether owed as principal or surety.

13.      EVENTS OF DEFAULT

         Notwithstanding anything herein contained and without limitation to the Bank's rights hereunder the Bank shall on the occurrence of any of the following events of default be entitled to terminate the Facility and demand from the Borrower either, immediate repayment of or full cash cover for all the debt. At the same time the Bank will require a payment from the Borrower for any losses and expenses (including loss of profit) incurred or suffered by the Bank in consequence of an Event of Default. The Bank's certificate as to the amount of such losses and expenses shall be conclusive save for manifest error.

13.1     Each of the following shall be an Event of Default namely:

         i) If the Borrower defaults in the payment of any monies which may become due to the Bank or there shall be any breach by the Borrower or any other party of the terms and conditions of the Offer, the General Banking and Contract Finance Facility, the Deed of Subordination, or any other facility letter, guarantee, security agreement, document or other obligation which the Borrower may, from time to time have with the Bank, its associates or subsidiaries; or

         ii) If any representation, warranty, undertaking or covenant from time to time made or deemed to have been made by the Borrower to the Bank, its associates or subsidiaries is incorrect or misleading or if any of the terms and conditions of the Offer (including for the avoidance of doubt the special conditions listed in the Schedule) or any other obligation or liability of the Borrower to the Bank, its associates or subsidiaries is not fulfilled; or,

         iii) If the Borrower defaults or receives notice of default under any trust, deed, debenture, loan agreement, guarantee (which expression shall include all contingent liabilities undertaken in respect of the obligations or liabilities of any third party including all guarantees, indemnities, bonds or instruments of suretyship whether constituting primary or secondary obligations or liabilities whatsoever their designation) or if money payable thereunder becomes due and is not paid on or before the due date or if any surety created by the Borrower becomes enforceable; or

         iv) If a petition is presented or any order made or a resolution passed for the winding up of the Borrower, or if the Borrower is dissolved or a notice is issued concerning a meeting for the purpose of passing any such resolution or a resolution to reduce or redeem all or any part of the Borrower's issued share capital or of considering whether any and if so what measures should be taken to deal with the situation referred to in Section 142 of the

                 Companies Act 1985 (or any mandatory or statutory re-enactment thereof) or if the Borrower ceases or threatens to cease to carry on its business or any substantial part thereof in the normal course, save in any such case for the purpose of and followed within six months by an amalgamation or reconstruction not involving or arising out of insolvency on terms previously approved by the Bank in writing; or

         v) If any encumbrancer shall take possession or a receiver, trustee, administrative receiver, administrator or similar officer shall be appointed to the whole or any part of the Borrower's undertaking, property or assets or if any judgement or order made against the Borrower is not complied with within seven days or if any execution, distress, or other process be levied or enforced upon or sued out against any of the Borrower's property, assets or revenues; or

         vi) If the Borrower becomes or is deemed to be unable to pay debts as and when they fall due whether within the meaning of
                 Section 123 of the Insolvency Act 1986 (or any mandatory or statutory re-enactment thereof) or otherwise or if a notice is issued convening a meeting of or the Borrower proposes to enter into any composition or arrangement with its creditors or agrees or declares a moratorium in respect of any of its debts or stops payment or if notice is given to the nominee referred to in Part 1 of the Insolvency Act 1986 (or mandatory or statutory re-enactment thereof) of an intended proposal for any such voluntary arrangement in that part of the Act or if a substantial part of the Borrower's business property assets or capital is nationalised, seized or appropriated; or

         vii) If there is at any time a change in the voting control of the Borrower which the Bank considers material or if without the Bank's prior written consent control of the Borrower should pass to any person or group of persons (as defined in Section 839 of the Income and Corporation Taxes Act 1988) (or any mandatory or statutory re-enactment thereof) or institution or group of institutions not having control at the date hereof; or

         viii) If any material provision of this Offer or any security given in respect thereof ceases in any respect to be in full force and effect or to be continuing or is purported to be determined or becomes in jeopardy or is invalid or unenforceable; or

         ix) If any suspension of payments is filed by the Borrower under any applicable bankruptcy law or similar statute; or

         x) If any waiver of consent, (governmental or otherwise), required for the validity enforceability or performance of the Facility is for any reason is not provided or is withdrawn or ceases to be in full force and effect; or

         xi) If the Bank considers that the Borrower's financial position is deteriorating or has deteriorated so as to place in jeopardy the repayment of any amounts which will become due or outstanding hereunder; or

         xii) If, without the Banks prior written consent, which shall not be unreasonably withheld, the Borrower makes any fundamental changes to its Memorandum and Articles of Association.

13.2 The Borrower will immediately notify the Bank in writing of the occurrence of any Event of Default (with the exception of Clause 13.1 xi. above). No failure or delay on the Bank's part in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right preclude its further exercise.

13.3 Any of the events described in clause 13.1 above which occur in relation to any present or future holding Company, and/or subsidiaries as defined in Section 736 of the Companies Act 1985 (or any mandatory or statutory re-enactment thereof) and/or the Guarantors which has a material and/or adverse effect (financial or otherwise) will also be deemed to be an Event of Default.

13.4 For the purpose of this Offer, Potential Event of Default shall mean any event which with the giving of notice and/or lapse of time and/or making any determination by the Bank would constitute an Event of Default.

14.      NOTICES

14.1 In addition to (and not by way of limitation of) the provisions for service specified in the Security Documents, all notices in connection with this Offer may be sent by us by first class letter post, cable, telex or facsimile transmission or delivered by hand to you at the address set out in the Schedule and will be deemed to have been served:

         i) in the case of a letter - on the day upon which it could be expected to arrive in the ordinary course of post and in any event within five Banking Days;

         ii) in the case of a cable - one Banking Day after the day of dispatch;

         iii) in the case of a telex or facsimile transmission or hand delivery - on the day of transmission or delivery or, if that day is not a Banking Day or the timing of the transmission or delivery is such that it would reach the recipient after 5.00 p.m. (in the place of receipt) on that day, the following Banking Day.

14.2 All notices under this Offer and all instructions in connection with the Facility may be given by you (or by an authorised officer in the case of a Borrower) by first class letter post, cable or telex or facsimile transmission to us at our principal office for the time being in London or at such other office as we may notify to you in writing.

14.3 A complete copy of any notice or instruction in connection with this Offer effected by telex or facsimile transmission must, in order for that notice to have effect, be sent to the recipient by first class post as soon as possible after the transmission has been completed. A notice or instruction thus transmitted will be effective notwithstanding any incomplete or distorted transmission and in proving service it will be sufficient to prove that the notice or instruction was transmitted to the correct number from which the correct answerback or other appropriate acknowledgment of receipt was obtained and that a complete copy was thereafter dispatched to the recipient by first class letter post.

15.      CURRENCY AND FOREIGN EXCHANGE RISK

15.1 Notwithstanding your basic liability to make payment to us in the Currency, where the terms of this Offer require you to pay or to reimburse to us any costs, expense or loss incurred or suffered by us in connection with the Facility and/or the Debt or otherwise as contemplated by this Offer, your primary liability will be to pay or to reimburse to us the amount in question in the currency in which the cost, expense or loss has been incurred or suffered by us and such amount will only be added to the Debt and (if necessary) converted into the Currency the manner mentioned in clause 15.2 if you fail to discharge that primary liability in due time in accordance with the terms of this Offer.

15.2 This clause applies to all cases where the value of the Security or any part of the Security by reason of its nature or location is most readily determinable in a currency other than the Currency. In all such cases you are required to bear the primary risk of all currency fluctuations and we reserve the right to require you to repay a part of the Debt or to provide additional security for the Debt if at any time in our opinion the aggregate value of the Security (when converted into the Currency at the spot rate of exchange conclusively determined by the Bank in accordance with the Bank's normal practice) as related to the amount of the Facility or the Debt (as the case may be) is less favorable to the Bank by reason of currency fluctuations than it is now at the date of this Offer. We may exercise this right at any time and on more than one occasion if we so decide. If and when we exercise our rights in this respect, you will bound immediately to effect the required reduction in the Debt (which may not be redrawn) or to provide additional security of a nature and value acceptable to the Bank and to our satisfaction in all respects. Any such additional security thus provided by you will become part of the Security for the purpose of this Offer.

16.      LAW AND JURISDICTION

This Offer and the Security Documents will be governed and construed in accordance with the Law of England and Wales and will be subject to the non-exclusive jurisdiction of the Courts in England and Wales to which you agree to submit.

17.      GENERAL

17.1 In the event of there being any conflict between the terms and conditions of this Offer, the Conditions and the Security Documents the terms and conditions of the Security Documents will prevail overall and the terms and conditions of this Offer will prevail over the Conditions.

17.2 We reserve the right to Offer, transfer or grant participations in the Facility to other banks or financial institutions without your prior approval but your contract is solely with us and it will be our responsibility to account to transferees or participants. You will execute (at our expense) any documents required by us to facilitate any such transfer or participation and by your acceptance of this Offer you authorise us to exchange information with potential transferees or participants.

17.3 No failure or delay on our part to exercise any power, right or remedy under this Offer or the Security Documents will operate as a waiver thereof nor will any single, or any partial, exercise or waiver of any such power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy. The powers, rights and remedies provided by this Offer and the Security Documents are cumulative and in addition to any powers, rights and remedies provided by law.

17.4 If any applicable law, regulation or requirement in any jurisdiction or any change therein or in the interpretation thereof makes it (or makes it apparent that it is) unlawful or impossible for you or any third party to perform your obligations under this Offer or the Security Documents or if it becomes impossible or unlawful for us to perform our obligations under this Offer then:

         i) we will be discharged from all obligations to grant, renew or to continue the Facility; and

         ii)     you will on demand pay to us the Debt; and

         iii) you will indemnify us on demand against all loss or expense including all legal expenses we may incur or sustain in consequence.

17.5 We shall not be liable for any failure to perform our obligations under this Offer resulting directly or indirectly from the action or inaction of any governmental or local authority or any strike, boycott, blockade, act of God or civil disturbance.

17.6 This Offer and the Security Documents shall be binding upon and enure for the benefit of our successors and assigns but you may not assign your rights hereunder.

We reserve the right to withdraw this Offer at any time. Subject thereto, this Offer will remain open for acceptance by you for a period of one month from the date in the Schedule and will then lapse.


/s/ [illegible signature]              /s/ [illegible signature]

Signed for and on behalf of
THE BANK OF N.T. BUTTERFIELD & SON LIMITED - LONDON BRANCH

IMPORTANT NOTICE

THIS OFFER CREATES LEGAL OBLIGATIONS WHICH WALL BE BINDING UPON YOU AND UPON WHICH YOU ARE ADVISED TO OBTAIN APPROPRIATE LEGAL ADVICE. IN YOUR ACCEPTANCE OF THIS OFFER YOU CONFIRM THAT YOU HAVE BEEN ADVISED BY US TO TAKE INDEPENDENT LEGS ADVICE REGARDING THE CONTENTS OF THIS OFFER AND, WHETHER OR NOT YOU HAVE FOLLOWED THAT ADVICE, YOU ACCEPT THIS OFFER WITH FULL KNOWLEDGE AND UNDERSTANDING OF ITS MEANING AND EFFECT.

Offer accepted on the terms and conditions set out above for and on behalf of
HORIZON EXPLORATION LIMITED



Authorised Signatory      /s/ Neil A.M. Campbell            Date
                          /s/ G.M. Harrison


As Guarantor, we Exploration Holdings Limited acknowledge the terms and conditions set out in this letter.



for and on behalf of
EXPLORATION HOLDINGS LIMITED



Authorised Signature      /s/ Neil A.M. Campbell            Date
                          /s/ G.M. Harrison


As Guarantor, we Seismic Exploration Limited acknowledge the terms and conditions set out in this letter.



for and on behalf of
SEISMIC EXPLORATION LIMITED



Authorised Signature      /s/ G.M. Harrison                 Date